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                                                                       Exhibit 5
                                                                       ---------
                         [LATHAM & WATKINS LETTERHEAD]

                                August 26, 1994

Aztar Corporation
2390 East Camelback Road
Suite 400
Phoenix, Arizona 85016

     Re:  Registration Statement No. 33-54151;
          $180,000,000 Aggregate Principal Amount of Senior
          Subordinated Notes Due 2004 of Aztar Corporation
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Ladies and Gentlemen:

     In connection with the registration of $180,000,000 aggregate principal amount of __% Senior Subordinated Notes Due 2004 (the "Securities") by Aztar Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 16, 1994 (File No. 33-54151), as amended by Amendment No. 1 filed with the Commission on July 21, 1994 and Amendment No. 2 being filed concurrently herewith (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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Aztar Corporation
August 26, 1994
Page 2

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within the state.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Securities have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinion rendered above relating to the enforceability of the Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 717 of the Indenture or the exclusive choice of forum provisions of Section 118 of the Indenture..

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
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Aztar Corporation
August 26, 1994
Page 3

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "LEGAL MATTERS".

                               Very truly yours,



                               LATHAM & WATKINS